SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 29, 2019, we have appointed Mr. Stephen Silvestro as our Chief Commercial Officer.

Mr. Silvestro, age 41, has been with at CCH® Tagetik as its Vice President and General Manager from January 2018 to his change in employment with us. From April 2017 to January 2018, Mr. Silvestro was with Prognos as its Chief Commercial Officer and, before that, from September 2007 to April 2017, he was with Decision Resources Group in various capacitates with him latest serving as Executive Vice President, Head of Global Sales.

Mr. Silvestro received his Bachelor’s degree in Italian and Business Management from Brigham Young University in 2002 and his Master’s Degree in Business Management from Harvard University in 2011.

Aside from that provided above, Mr. Silvestro does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Silvestro and any of our directors or executive officers.

Aside from the following, Mr. Silvestro has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

On April 29, 2019, we entered into an agreement with Mr. Silvestro to act as Chief Commercial Officer of our company. Pursuant to the agreement, Mr. Silvestro will receive an annual base salary of $280,000 and he will receive a onetime sign-on bonus of $30,000, $15,000 paid with his first paycheck and another $15,000 paid at the 90-day anniversary. Mr. Silvestro is also eligible for a bonus of up to 40% of his base salary based on our executive bonus plan.

In addition, we will award to Mr. Silvestro 90,000 shares of our restricted stock that will vest all at one time upon completion of 5 years of service.

The agreement further provides that if Mr. Silvestro’s employment with us is involuntarily terminated without cause, Mr. Silvestro will be entitled to receive a severance payment of twelve months of his applicable base pay.

The agreement contains a Business Protection Agreement that contains restrictive covenants that include a non-compete both during his employment and for a period of one year thereafter, and an inventions assignment clause both during his employment and for a period of six months thereafter. The agreement also contains a confidentiality provision.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

SECTION 8 – Other Events

Item 8.01	Other Events

On April 29, 2019, we issued a press release concerning the appointment of Mr. Silvestro to the new position of Chief Commercial Officer of our company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated April 29, 2019, by and between OptimizeRx Corp. and Stephen Silvestro
99.1	Press release, dated April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker
Doug Baker
Chief Financial Officer

Date: May 3, 2019

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